UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 9, 2011 (February 3, 2011)

CTS CORPORATION
(Exact Name of Company as Specified in Its Charter)

Indiana	1-4639	35-0225010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
905 West Boulevard North
Elkhart, Indiana		46514
(Address of Principal Executive Offices)		(Zip Code)

Company’s Telephone Number, Including Area Code:     (574) 523-3800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into Material Definitive Agreement.

On February 3, 2011, CTS Corporation, an Indiana corporation (the “Company”) entered into an Indemnification Agreement with Gordon Hunter in the form described in Exhibit 10.1 to the Current Report on Form 8-K dated November 12, 2008.

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Also on February 3, 2011, the Company announced that its Board of Directors has elected Gordon Hunter to serve as a director of the Company.

Mr. Hunter is currently the Chairman, President, and Chief Executive Officer of Littelfuse, Inc., a publicly traded corporation.  He is also a member of the Board of Directors of Veeco Instruments, Inc. and serves on the Council of Advisors of Shure Incorporated.

As the Company made equity grants to its directors in December 2010 for 2011 service, Mr. Hunter will receive a special restricted stock unit grant with a market value equivalent to $60,000 in February, 2011, which will be settled in CTS stock in March, 2011, unless deferred, in order to equalize Mr. Hunter’s equity compensation for 2011 service with that of other directors.   Thereafter, he will be entitled to receive the same compensation for service as is provided to the Company's other non-employee directors, as described in the Company's most recent proxy statement filed with the Securities and Exchange Commission dated April 20, 2010.

A copy of the Company's press release dated February 3, 2011, announcing the election of Mr. Hunter to the Board of Directors, is attached hereto as Exhibit 99.1.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits. 99.1 Press Release issued by CTS Corporation dated February 3, 2011 regarding the election of Gordon B. Hunter as a director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTS CORPORATION

By:           /s/Anastacia S. Knapper
Name:             Anastacia S. Knapper
Title:              General Counsel and Assistant Secretary

Date:  February 9, 2011

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Press Release issued by CTS Corporation dated February 3, 2011 regarding the election of Gordon B. Hunter as a director.